UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2007

Global Crossing Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda	HM12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Senior Secured Term Loan Facility Amendment

On June 1, 2007, Global Crossing Limited (the “Company”) entered into Amendment No. 1 to the Credit and Guaranty Agreement with certain subsidiaries of the Company, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”) and Credit Suisse Securities (USA) LLC, as Syndication Agent (“Syndication Agent”) (the “Amendment”). The Amendment amended that certain Credit and Guaranty Agreement, dated as of May 9, 2007 by and among the Company, certain subsidiaries of the Company, the Lenders party thereto, Administrative Agent and Syndication Agent (the “Credit Agreement”). Pursuant to the Amendment, the Company borrowed an additional $100,000,000 of senior secured loan loans for working capital and general corporate purposes, changed the interest rate of its term facility to LIBOR plus 6.25% per annum and amended certain provisions of the existing Credit Agreement. Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Company’s press release dated June 4, 2007 relating to the closing of the Amendment.

The following summary of the terms of the Credit Agreement as amended by the Amendment is qualified by reference to (1) the Credit Agreement (attached as Exhibit 4.2) and (2) the Amendment (attached as Exhibit 4.1).

Term Loans. Through the funding of the loans under the Credit Agreement and the additional funding of the loans under the Amendment, the Company has borrowed an aggregate amount of $350,000,000 in senior secured term loans with a maturity date of May 9, 2012.

Interest Rates and Prepayment Premiums. The term loans bear interest at a rate of LIBOR plus 6.25% per annum. If all or any portion of the term loans is repaid prior to the third anniversary of the closing date of the Amendment, a prepayment premium will apply in the amount of 3% of the amount repaid during the first year, 2% of the amount repaid during the second year and 1% of the amount repaid during the third year.

Guaranties. The obligations of the Company under the term loan facility are guaranteed by Global Crossing Holdings Limited, Global Crossing (Bidco) Ltd., GC Impsat Holdings Nederland BV and substantially all of the Company’s U.S. subsidiaries. Such obligations of the Company will, on or prior to the 90th day following the date of closing of the term loans, also be guaranteed by substantially all of the Company’s other subsidiaries other than Global Crossing (UK) Telecommunications Limited and its subsidiaries, GC Impsat Holdings I Plc and its subsidiaries, and Global Crossing International Networks, Ltd and its subsidiaries.

Security. The term loan facility is secured by substantially all the assets of the Company and its subsidiaries that are or become guarantors, other than such assets as to which the Administrative Agent, in its reasonable discretion, shall have determined that the cost of obtaining such security interest is excessive in relation to the benefit to the Lenders afforded thereby.

Change of Control. If the Company experiences a change of control, the Company must immediately prepay the entire principal amount of the term loans outstanding at a price equal to 101% of the amount outstanding or, if greater, at the price required due to any applicable prepayment premium referenced above.

Operating Restrictions. The Credit Agreement, as amended, limits the Company’s and the guarantor subsidiaries’ ability, among other things, to: (1) incur or guarantee additional indebtedness; (2) pay dividends or make other distributions; (3) make certain investments or other restricted payments; (4) enter into arrangements that restrict dividends or other payments to the Company from its restricted subsidiaries; (5) create liens; (6) sell assets, including capital stock of subsidiaries; (7) engage in transactions with affiliates; and (8) merge or consolidate with other companies or sell substantially all of its assets. All of these limitations are subject to a number of important qualifications and exceptions set forth in the Credit Agreement.

Events of Default. The Credit Agreement contains events of default which include: (1) failure to make payments of principal and interest when due, (2) cross defaults to other indebtedness, (3) breaches of covenants, and (4) bankruptcy and unsatisfied judgments, among other provisions. In addition, it will be an event of default if the Company fails to satisfy certain post closing requirements concerning providing guarantees and granting and perfecting security interests in favor of Collateral Agent.

Amendments. Subject to certain exceptions, the Credit Agreement may be amended with the consent of the holders of a majority of the aggregate principal amount of the term loans then outstanding.

Amended and Restated Intercreditor Agreement and Recapitalization Agreement

In connection with the Amendment, the Company, the Collateral Agent, STT Crossing Ltd., and Wells Fargo Bank, National Association as Trustee, entered into the Amended and Restated Subordination and Intercreditor Agreement, dated June 1, 2007 (the “Amended and Restated Intercreditor Agreement”) (attached as Exhibit 4.3), which replaces that certain Subordination and Intercreditor Agreement dated as of May 9, 2007, wherein the Company’s payment obligations and related security interests under a convertible notes indenture were subordinated to the Company’s obligations and secured interests granted under the Credit Agreement. Further, in connection with that certain Recapitalization Agreement, dated May 9, 2007 (attached as Exhibit 4.4) (as amended by Amendment No. 1 to the Recapitalization Agreement dated June 1, 2007 (attached as Exhibit 4.5)), STT Crossing Ltd. has agreed to convert the convertible notes it holds into shares (and warrants convertible into shares) of common stock of the Company. Specifically, by September 6, 2007 STT Crossing will receive common stock and warrants totaling 16.58 million shares, representing the 16.2 million shares that it would have been entitled to receive upon conversion of the notes at their original stated maturity in December 2008, plus 379,198 shares paid to induce STT Crossing to enter into the Subordination and Intercreditor Agreement and to convert its notes into equity. In addition, STT Crossing received an upfront cash inducement fee of $7.5 million.

Item 9.01.	Financial Statements and Exhibits

Exhibit 4.1	Amendment No. 1 to the Credit and Guaranty Agreement between Global Crossing Limited, certain subsidiaries of the Company, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent and Credit Suisse Securities (USA) LLC, as Syndication Agent, dated as of June 1, 2007.

Exhibit 4.2	Credit and Guaranty Agreement between Global Crossing Limited, certain subsidiaries of the Company, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent and Credit Suisse Securities (USA) LLC, as Syndication Agent, dated as of May 9, 2007.

Exhibit 4.3	Amended and Restated Subordination and Intercreditor Agreement, between Global Crossing Limited, Collateral Agent, STT Crossing Ltd., and Wells Fargo Bank, National Association as Trustee, dated June 1, 2007.

Exhibit 4.4	Recapitalization Agreement, dated May 9, 2007, between Global Crossing Limited and STT Crossing Ltd.

Exhibit 4.5	First Amendment to Recapitalization Agreement, dated June 1, 2007, between Global Crossing Limited and STT Crossing Ltd.

Exhibit 99.1	Press release issued by Global Crossing Limited on June 4, 2007.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Limited

June 7, 2007	By:	Jean F.H.P. Mandeville

/s/ JEAN F.H.P. MANDEVILLE
	Name:	Jean F.H.P. Mandeville
	Title:	Executive Vice President & CFO

Exhibit Index

Exhibit No.	Description
EX-4.1	Amendment No. 1 to the Credit and Guaranty Agreement between Global Crossing Limited, certain subsidiaries of the Company, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent and Credit Suisse Securities (USA) LLC, as Syndication Agent, dated as of June 1, 2007

EX-4.2	Credit and Guaranty Agreement between Global Crossing Limited, certain subsidiaries of the Company, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent and Credit Suisse Securities (USA) LLC, as Syndication Agent, dated as of May 9, 2007.

EX-4.3	Amended and Restated Subordination and Intercreditor Agreement, between Global Crossing Limited, Collateral Agent, STT Crossing Ltd., and Wells Fargo Bank, National Association as Trustee, dated June 1, 2007

EX-4.4	Recapitalization Agreement, dated May 9, 2007, between Global Crossing Limited and STT Crossing Ltd.

EX-4.5	First Amendment to Recapitalization Agreement, dated June 1, 2007, between Global Crossing Limited and STT Crossing Ltd.

EX-99.1	Press release of Global Crossing Limited issued May 10, 2007